FOR: PW Eagle, Inc.

1550 Valley River Drive

Eugene, OR 97440
(Nasdaq-NMS: "PWEI")

CONTACT: Scott Long,

Chief Financial Officer, PW Eagle, Inc.

541-343-0200

PW EAGLE ANNOUNCES PLANNED MERGER WITH MAJORITY-OWNED SUBSIDIARY

EUGENE, OR. September 8, 2005 -- PW Eagle, Inc. (Nasdaq: PWEI), PW Eagle announced today that it intends to acquire the approximately 30% minority interest in its subsidiary, USPoly Company, that it does not already own. The minority USPoly security holders would receive a combination of cash and PW Eagle securities. The details of the purchase are still being finalized, and the purchase is subject to approval by the USPoly shareholders as well as PW Eagle's lenders. Notice has been sent to USPoly shareholders in anticipation of the meeting of USPoly shareholders to be held on or around September 22, 2005. Independent committees of both the PW Eagle and USPoly Boards of Directors have been formed to review and approve the transaction. No approval of PW Eagle shareholders will be required. It is anticipated that the transaction will occur, if at all, in the next three to six weeks.

William Spell, Chairman of the Board of PW Eagle, said, "As part of our ongoing effort to improve PW Eagle's performance and strengthen its balance sheet, we are proposing that PW Eagle acquire the minority interest in USPoly that it doesn't currently own. We believe that by bringing these two companies together, they would be able to share resources, do more joint sales and marketing and enjoy some economies of scale. As a result, their combined financial performance should improve. In addition, by adding polyethylene product lines that serve different end markets and geographies, PW Eagle's financial results should be less volatile. The issuance of PW Eagle equity to the minority USPoly equity holders will immediately strengthen our balance sheet and the anticipated improved combined financial performance would continue to strengthen our balance sheet as we move forward. Combining these companies provides the opportunity for PW Eagle to perform even better when the economy is strong and, perhaps even more important, should reduce our vulnerability to economic downturns."

PW Eagle also announced that USPoly was continuing to negotiate the potential sale of its approximately 23% interest in WL Plastics that has been previously announced.

PW Eagle, Inc. is a leading extruder of PVC pipe products. The Company and its majority-owned subsidiary, USPoly Company, operate fourteen manufacturing facilities across the United States. PW Eagle's common stock is traded on the Nasdaq Market under the symbol "PWEI".

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which relate to PW Eagle's preliminary involvement in a transaction involving its majority-owned subsidiary, USPoly, the synergies and improved financial results that may be achieved through the transaction, and the consummation of the sale of USPoly's interest in WL Plastics involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if PW Eagle or USPoly are not able to negotiate transaction terms acceptable to both or either of them, if the transaction is not consummated for any reason, if economic conditions change or if assumptions made by PW Eagle management regarding synergies and improved financial performance of the combined company prove to be incorrect. In addition, there can be no guarantee that the transaction will close within the next 60 days or at all. Further, there can be no assurance that USPoly will be able to consummate the sale of its interest in WL Plastics. We undertake no obligation to update "forward-looking" statements.

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